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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             KEY ENERGY GROUP, INC.

                           MIDLAND ACQUISITION CORP.,

                                       and

                        DAWSON PRODUCTION SERVICES, INC.

                                   dated as of

                                 August 11, 1998


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                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of August 11, 1998, by and among Key Energy Group, Inc., a Maryland corporation ("Parent"), Midland Acquisition Corp., a New Jersey corporation and a direct, wholly owned subsidiary of Parent (the "Purchaser"), and Dawson Production Services, Inc., a Texas corporation (the "Company").

          WHEREAS, the Boards of Directors of Parent, the Purchaser and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

          Section 1.1 The Offer. (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), the Purchaser shall commence (within the meaning of Rule 14d2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the "Offer") to purchase for cash all shares of the issued and outstanding common stock, par value $.01 per share (referred to herein as either the "Shares" or "Company Common Stock"), of the Company (including the associated Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement between the Company and Harris Trust Company of New York, as Rights Agent, dated as of September 11, 1997 (the "Rights Agreement")), at a price of $17.50 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which, together with the Shares beneficially owned
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by Parent or the Purchaser, represents at least a majority of the Shares outstanding on a fully diluted basis (the "Minimum Condition") and to the other conditions set forth in Annex A hereto. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver (except that the Minimum Condition may not be waived) of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law. The obligations of the Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto. The Purchaser shall not amend or waive the Minimum Condition and shall not decrease the Offer Price or decrease the number of Shares sought, or amend any other condition of the Offer in any manner adverse to the holders of the Shares (other than with respect to insignificant changes or amendments) without the written consent of the Company (such consent to be authorized by the Board of Directors of the Company or a duly authorized committee thereof), provided, however, that if on the initial scheduled expiration date of the Offer (as it may be extended), all conditions to the Offer shall not have been satisfied or waived, the Offer may be extended from the time to time until December 31, 1998. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company.

               (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions


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of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Each of Parent and the Purchaser further agrees to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer
Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser agree to provide the Company and its counsel in writing with any comments Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, and any written or oral responses thereto.

          Section 1.2 Company Actions.

               (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, unanimously (i) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger (collectively, the "Transactions"), and such approval constitutes all requisite approvals for purposes of Article 13.03 A.(1) of the Texas Business Corporation Act (the "TBCA") and (ii) resolved to recommend that the shareholders of the Company accept the Offer, tender


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their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger. The Company represents that the actions set forth in this
Section 1.2(a) and all other actions it has taken in connection therewith are sufficient to render the provisions of Part Thirteen of the TBCA restricting business combinations with certain persons inapplicable to the Offer and the Merger.

               (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the fiduciary duties of the Company's directors under applicable law and to the provisions of this Agreement, contain the recommendation referred to in clause (ii) of Section 1.2(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser in writing for inclusion in the Offer Documents. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel in writing with


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any comments the Company or its counsel may receive from time to time from the
SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, and any written or oral responses thereto.

               (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish the Purchaser with such information and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the shareholders of the Company. Except for such steps as are necessary to disseminate the Offer Documents, Parent and the Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

               (d) As promptly as practicable on or after the date hereof, but in no event later than five days following announcement of the Offer, the Company will amend the Rights Agreement, as necessary (the "Rights Amendment"),
(i) to prevent this Agreement or the consummation of any of the transactions contemplated hereby or thereby, including without limitation, the publication or other announcement of the Offer and the consummation of the Offer and the Merger, from resulting in the distribution of separate rights certificates or the occurrence of a Distribution Date (as defined in the Rights Agreement) or being deemed a Triggering Event (as defined in the Rights Agreement) and (ii) to provide that neither Parent nor the Purchaser shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) by reason of the transactions expressly provided for in this Agreement. The Company represents that the Rights Amendment will be sufficient to render the Rights inoperative with respect to any acquisition of Shares by Parent, the Purchaser or any of their affiliates pursuant to this Agreement. The Company represents that as a result of the Rights Amendment, the Rights will not be


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exercisable upon or at any time after, the acceptance for payment of Shares pursuant to the Offer.

          Section 1.3 Directors.

               (a) Promptly upon the purchase of and payment for any Shares by Parent or any of its subsidiaries which represents at least a majority of the outstanding shares of Company Common Stock (on a fully diluted basis), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser, Parent and any of their affiliates bears to the total number of shares of Company Common Stock then outstanding. The Company shall, upon request of the Purchaser, use its best efforts promptly either to increase the size of its Board of Directors or, at the Company's election, secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected to the Company's Board, and shall cause Parent's designees to be so elected. At such time, the Company shall also cause persons designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as defined in Section 3.1) of the Company and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which the Company Common Stock is listed. Notwithstanding the foregoing, until the Effective Time (as defined in Section 1.5 hereof), the Company shall use all reasonable efforts to retain as a member of its Board of Directors at least two directors who are directors of the Company on the date hereof; provided, that subsequent to the purchase of and payment for Shares pursuant to the Offer, Parent shall always have its designees represent at least a majority of the entire Board of Directors of the Company. The Company's obligations under this
Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly


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take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3(a), including mailing to shareholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or the Purchaser will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3(a) are in addition to and shall not limit any rights which the Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

               (b) From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Directors, any amendment of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or the Purchaser hereunder, any waiver of any condition or any of the Company's rights hereunder or other action by the Company hereunder may be effected only by the action of a majority of the directors of the Company then in office who were directors of the Company on the date hereof, which action shall be deemed to constitute the action of the full Board of Directors; provided, that if there shall be no such directors, such actions may be effected by majority vote of the entire Board of Directors of the Company.

          Section 1.4 The Merger.

               (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.5 hereof), the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (i) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Texas, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At Parent's election, the Merger may


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alternatively be structured so that (x) the Company is merged with and into
Parent, the Purchaser or any other direct or indirect subsidiary of Parent or
(y) any direct or indirect subsidiary of Parent other than the Purchaser is merged with and into the Company. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in the TBCA and the New Jersey Business Corporation Act (the "NJBCA").

               (b) Unless otherwise determined by Parent prior to the Effective Time, the Articles of Incorporation of the Surviving Corporation shall, as a result of the Merger, be changed so as to read in their entirety as closely as possible to the Certificate of Incorporation of Purchaser immediately prior to the Effective Time, except as to the name of the Surviving Corporation (in the case of a merger where the Company is the Surviving Corporation) and except to the extent necessary (in the case of a merger where the Company is the Surviving Corporation) to comply with or conform to Texas law until thereafter amended as provided by law and such Articles of Incorporation.

               (c) Unless otherwise determined by Parent prior to the Effective Time, the By-laws of the Surviving Corporation shall, as a result of the Merger, be changed so as to read in their entirety as closely as possible to the By-laws of Purchaser immediately prior to the Effective Time, except to the extent necessary (in the case of a merger where the Company is the Surviving Corporation) to comply with or conform to Texas law until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

          Section 1.5 Effective Time. Parent, the Purchaser and the Company will cause appropriate Articles of Merger (the "Articles of Merger") to be executed and filed on the date of the Closing (as defined in Section 1.6 hereof) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Texas as provided in the TBCA and an appropriate Certificate of Merger (the "Certificate of Merger") to be


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executed and filed on the date of the Closing (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of New Jersey as provided in the NJBCA. The Merger shall become effective on the date on which the Articles of Merger and the Certificate of Merger have been duly filed with the appropriate Secretaries of State or such time as is agreed upon by the parties and specified in the Articles of Merger and the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

          Section 1.6 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, N.W., Washington, D.C. 20005, unless another date or place is agreed to in writing by the parties hereto.

          Section 1.7 Directors and Officers of the Surviving Corporation. The directors and officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

          Section 1.8 Shareholders' Meeting.

               (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

               (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;


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               (ii) prepare and file with the SEC a preliminary proxy or
          information statement relating to the Merger and this Agreement and use its reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement") to be mailed to its shareholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its shareholders; and

               (iii) subject to the fiduciary obligations of the Board under applicable law as advised by independent counsel, include in the Proxy Statement the recommendation of the Board that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

               (b) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

          Section 1.9 Merger Without Meeting of Shareholders. Notwithstanding
Section 1.8 hereof, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree, at the request of Parent and subject to Article VI hereof, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of shareholders of the Company, in accordance with Article 5.16 of the TBCA and Section 14A:10-5.1 of the NJBCA.


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
                                   ARTICLE II

                            CONVERSION OF SECURITIES

          Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):

               (a) Purchaser Common Stock. Each issued and outstanding share of the Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

               (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, the Purchaser or any other wholly owned Subsidiary (as defined in Section 3.1 hereof) of Parent shall be cancelled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

               (c) Exchange of Shares. Each issued and outstanding share of Company Common Stock, including the associated Rights (other than shares to be cancelled in accordance with Section 2.1(b) hereof) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2 hereof. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2 hereof, without interest.


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          Section 2.2 Exchange of Certificates.

               (a) Paying Agent. Parent shall designate a bank or trust company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Paying Agent") to receive the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c)hereof. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation.

               (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares were converted pursuant to Section 2.1 hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by


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this Section 2.2, each Certificate shall be deemed at any time after the
Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2, without interest thereon.

               (c) Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

               (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the TBCA ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or


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withdraws or otherwise loses his or her right to appraisal. A holder of
Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares held by him or her in accordance with the provisions of Article 5.12 or 5.16 of the TBCA, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his or her right to appraisal, in which case such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon.

          Section 2.4 Company Option Plans.

               (a) Parent and the Company shall take all actions necessary to provide that, effective as of the Effective Time, (i) each outstanding employee stock option to purchase Shares (an "Employee Option"), whether or not granted under the Dawson Production Services, Inc. Amended and Restated 1995 Incentive Plan (the "Option Plan") and each outstanding non-employee director option to purchase Shares, whether or not granted under the Option Plan ("Director Options" and collectively with Employee Options, "Options"), whether or not then exercisable or vested, shall become fully exercisable and vested, and (ii) each Option that, pursuant to its terms, can be cancelled by the Company without the holder's consent shall be cancelled, and each other Option which its holder elects to cancel shall be cancelled, and in consideration of such cancellation, and except to the extent that Parent or the Purchaser and the holder of any such Option otherwise agree, the Company shall pay to such holders of such cancelled Options an amount in respect thereof equal to the product of (A) the excess, if any, of the Offer Price over the exercise price thereof and (B) the number of Shares subject thereto (such payment to be net of applicable withholding and excise taxes). Notwithstanding the foregoing, any payment to the holders of Options contemplated by this Section 2.3 may be withheld in respect of any Option until any necessary consents or releases are obtained.

               (b) Except as provided herein or as otherwise agreed to by the parties, (i) the Option Plan shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in


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respect of the capital stock of the Company or any of its subsidiaries shall be terminated as of the Effective Time and (ii) the Company shall, as soon as practicable after the date hereof, use its best efforts to ensure that following the Effective Time no holder of Options or any participant in the Option Plan or any other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and the Purchaser as follows:

          Section 3.1 Organization. Each of the Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, any reference to any event, change or effect being material or having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect is materially adverse to the consolidated financial condition, businesses or results of operations of such entity (or, if used with respect thereto, of such group of entities taken as a whole). The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole. Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 sets forth a complete list of the Company's active Subsidiaries. The Company's inactive subsidiaries have no operations or liabilities.

          Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, 60,000 shares of Series A 10% Cumulative Convertible Preferred Stock, without par value (the "Series A Preferred Stock"), and 500,000 preferred shares, without par value (together with the Series A Preferred Stock, the "Preferred Stock"). As of the date hereof, (i) 11,202,965 shares of Company Common Stock are issued and outstanding, (ii) 102,500 shares of Company Common Stock are issued and held in the treasury of the Company and (iii) 812,766 shares of Company Common Stock are reserved for issuance upon exercise of outstanding Options. As of the date hereof, there are no shares of Preferred Stock issued and outstanding. All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to the exercise of outstanding Options or Rights will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Other than a $1.5 million Subordinated Convertible Debenture, dated December 1, 1994, there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except as contemplated by this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

               (b) All of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, claims or encumbrances.

               (c) Except for an agreement relating to the election of directors between the Company and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners L.P. III and RIMCO Partners L.P. IV, dated November 21, 1996, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

          Section 3.3 Authorization; Validity of Agreement; Company Action. (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for obtaining the approval of its shareholders as contemplated by Section 1.8 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement, including the Offer, the acquisition of Shares pursuant to the Offer and the Merger, including, but not limited to, all actions required to render the provisions of Part Thirteen of the TBCA restricting business combinations with certain persons inapplicable to such transactions.

          Section 3.4 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, the TBCA and the NJBCA, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, (iii) except for the 9 3/8% Senior Notes due February 1, 2007 (the "Senior Notes") and the Credit Agreement between the Company and The Frost National Bank, dated February 20, 1997 (relating to a $50.0 million working capital revolving facility), result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which has been (or was required by law to have been) filed as an exhibit to the Company SEC Documents (as defined in Section 3.5 hereof) filed prior to the date hereof (the "Material Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (iii) and (iv), violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole, and which will not materially impair the ability of the Company to consummate the transactions contemplated hereby.

          Section 3.5 SEC Reports and Financial Statements. The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act")(as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act. The financial statements of the Company (the "1998 Financial Statements") included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, as amended (including the related notes thereto) (the "1998 Form 10-K") have been prepared from and are in accordance with, the books and records of the Company and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated subsidiaries as at the dates thereof or for the periods presented therein.

          Section 3.6 Absence of Certain Changes or Events. Except as set forth on Schedule 3.6 or as disclosed in the Company SEC Documents filed prior to the date hereof, since March 31, 1998, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course and there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries; (iii) any change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP; (iv) any entry by the Company or any of its Subsidiaries into any commitment or transaction material to the Company and its Subsidiaries, taken as a whole; or (v) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or its Subsidiaries, except in the ordinary course of business consistent with past practice.

          Section 3.7 No Undisclosed Liabilities. Except (a) as set forth on
Schedule 3.7, (b) as disclosed in the Company SEC Documents filed prior to the date hereof and (c) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, since March 31, 1998, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries taken as a whole or would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto).

          Section 3.8 Information in Proxy Statement. The Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to Company shareholders and at the time of the meeting of Company shareholders to be held in connection with the Merger, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser in writing for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          Section 3.9 Employee Benefit Plans; ERISA.

          Except as set forth on Schedule 3.9, to the Company's best knowledge:

               (a) There are no material employee benefit plans, arrangements, contracts or agreements (including employment agreements and severance agreements) of any type (including but not limited to plans described in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b)(15) of ERISA, or with respect to which the Company or any of its Subsidiaries has or may have a liability, other than those listed on Schedule
3.9 ("Benefit Plans"). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any employee or terminated employee of the Company or any Subsidiary.

               (b) With respect to each Benefit Plan: (i) if intended to qualify under section 401(a), 401(k) or 403(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), such plan so qualifies, and its trust is exempt from taxation under section 501(a) of the Code; (ii) such plan has been administered in all material respects in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred which might reasonably be expected to give rise to material liability on the part of the Company; (iv) no disputes are pending, or, to the knowledge of the Company, threatened that might reasonably be expected to give rise to material liability on the part of the Company; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that might reasonably be expected to give rise to material liability on the part of the

Company; and (vi) all contributions due as of the date hereof (including any extensions for such contributions) have been made in full.

               (c) Neither the Company nor any ERISA Affiliate maintains or has maintained or contributed to or been required to contribute to within the last six years, any employee benefit plan that is subject to Title IV of ERISA.

               (d) With respect to each Benefit Plan that is a "welfare plan" (as defined in section 3(1) of ERISA): except as disclosed in Schedule 3.9, no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment, other than on an employee-pay-all basis.

               (e) Except as set forth on Schedule 3.9, the consummation of the transactions contemplated by this Agreement, either alone or in connection with a related event, will not entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual (other than as disclosed in writing).

               (f) The maximum amount that could be payable by the Company under all Benefit Plans (excluding Options and restricted stock) and any other plan, policy, agreement or arrangement to which the Company or any Subsidiary is a party, as a result (in whole or in part) of the transactions contemplated hereby shall not exceed $3,000,000, excluding payments to be made under the Employee Severance Pay Plan and employer contributions under tax qualified plans.

               (g) With respect to each Benefit Plan, the Company has delivered to Parent accurate and complete copies of all plan texts, summary plan descriptions, summary of material modifications, trust agreements and other related agreements including all amendments to the foregoing; the most recent annual report; the most recent annual and periodic accounting of plan assets; the most recent determination letter received from the United States Internal Revenue Service (the "Service"); and the most recent actuarial valuation, to the extent any of the foregoing may be applicable to a particular Benefit Plan.

               (h) Except for certain agreements disclosed to Parent on Schedule 3.9, neither the Company nor its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          Section 3.10 Litigation. Except as set forth on Schedule 3.10 and as disclosed in the Company SEC Documents filed prior to the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

          Section 3.11 Conduct of Business. The business of the Company and each of its Subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective articles of incorporation or by-laws or similar organizational documents, (ii) any Material Agreement or
(iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as previously disclosed to Parent in writing, as of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not, individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          Section 3.12 Environmental Protection.

               (a) Except as set forth on Schedule 3.12 or in the Company SEC Documents filed prior to the date hereof:

                    (i) The Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 3.12(b)(ii) hereof) except where the failure to comply, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries has received any communication (written or oral) from any person or Governmental Entity that alleges that the Company or any of its Subsidiaries is not in such compliance with applicable Environmental Laws. To the knowledge of the Company, future compliance with all applicable Environmental Laws will not require the Company or its Subsidiaries to incur costs, beyond those currently budgeted for the three Company fiscal years beginning with April 1, 1998, that, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                    (ii) (A) The Company and each of its Subsidiaries have obtained or have applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the conduct of their operations except where the failure to so obtain, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole,
(B) all such Environmental Permits are in full force and effect or, where applicable, a renewal application has been timely filed and is pending agency approval except where the failure of such Environmental Permits to be in full force and effect or to have filed a renewal application on a timely basis would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, (C) the Company and its Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and (D) neither the Company nor any of its Subsidiaries has been advised by any Governmental Entity of any potential change in the terms and conditions of the Environmental Permits either prior to or upon their renewal, except for such potential changes as would not be reasonably likely to have, individually or in the aggregate, a material adverse effect.

                    (iii) There are no Environmental Claims (as defined in
Section 3.12(b)(i) hereof) that would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, pending or, to the knowledge of the Company, threatened, (A) against the Company or any of its Subsidiaries, (B) to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any currently owned, leased or managed, in whole or in part, real or personal property or operations of the Company or any of its Subsidiaries or, to the knowledge of the Company, against any formerly owned, leased or managed, in whole or in part, real or personal property or operations of the Company or any of its Subsidiaries.

                    (iv) The Company has no knowledge of any Releases (as defined in Section 3.12(b)(iv) hereof) of any Hazardous Material (as defined in
Section 3.12(b)(iii) hereof) that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                    (v) The Company has no knowledge, with respect to any predecessor of the Company or any of its Subsidiaries, of any Environmental Claim which, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim which, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

               (b) As used in this Agreement:

                    (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Entity), alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its Subsidiaries; or
(B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials or the presence of or exposure to any electromagnetic fields.

                    (ii) "Environmental Laws" means all federal, state and local laws, rules, regulations, orders, decrees, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to noise levels, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                    (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its Subsidiaries operates.

                    (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          Section 3.13 Taxes. Except as set forth on Schedule 3.13:

               (a) The Company and each of its Subsidiaries have (i) duly filed (or there has been filed on their behalf or appropriate extensions have been obtained) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made provision in accordance with generally accepted accounting principles (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending through the date hereof, and will do so through the Effective Time.

               (b) There are no material liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and liens for Taxes the assessment of which is being contested in good faith.

               (c) Neither the Company nor any of its Subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

               (d) The Company and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

               (e) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate could have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and neither the Company nor its subsidiaries has received a written notice of any pending audits or proceedings.

               (f) The federal income Tax Returns of the Company and its Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including March 31, 1994, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid.

               (g) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

               (h) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

               (i) Neither the Company nor any of its Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

               (j) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

          Section 3.14 Labor Relations. There is no labor strike, slowdown or work stoppage or lockout against the Company or any of its Subsidiaries, there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board (the

"NLRB") which if decided adversely could have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and there is no representation claim or petition pending before the NLRB and no question concerning representation exists with respect to the employees of the Company or any of its Subsidiaries.

          Section 3.15 Compliance with Laws. The Company and its Subsidiaries have complied in a timely manner with all laws and governmental regulations and orders relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental and antitrust laws, except where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          Section 3.16 Insurance. As of the date hereof, the Company and each of its Subsidiaries are insured by insurers, reasonably believed by the Company to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged.

          Section 3.17 Contracts. Except as set forth on Schedule 3.17 or as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, there are no agreements that are material to the Company and its Subsidiaries, taken as a whole. Each Material Agreement is legally valid and binding and in full force and effect, except where failure to be legally valid and binding and in full force and effect would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and there are no defaults thereunder, except those defaults that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company has previously made available for inspection by Parent or the Purchaser all Material Agreements.

          Section 3.18 Property. The Company and each of the Subsidiaries, as the case may be, have sufficient title or leaseholds to property to conduct their respective businesses as currently conducted with only such exceptions as individually or in the aggregate would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

          Section 3.19 Equipment. The Company and its Subsidiaries have such ownership of or such rights by license, lease or other agreement to all equipment used or necessary to conduct their respective businesses as currently conducted (the "Equipment") with only such exceptions as individually or in the aggregate would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Equipment is in good operating condition and repair and adequate for the uses to which it is being put. None of the Equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

          Section 3.20 Permits. The Company and each of its Subsidiaries has all permits, licenses, franchises and other governmental authorizations necessary to conduct their respective businesses as currently conducted with only such exceptions as individually or in the aggregate would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. All such permits, licenses, franchises and authorizations are in full force and effect and the Company is not aware of any pending or threatened suspension, cancellation or termination of any such permit, license, franchise or authorization, with only such exceptions as individually or in the aggregate would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

          Section 3.21 Intellectual Property. Except as disclosed in the Company SEC Documents filed prior to the date hereof, and except for such claims, which individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, there are no pending or threatened claims of which the Company or any of its Subsidiaries have been given written notice, by any person against their use of any material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names and copyright registrations, patents and all applications therefor which are owned by the Company or its Subsidiaries and used in their respective operations as currently conducted (collectively, the "Intellectual Property"). The Company and each of its Subsidiaries have such ownership of or such rights by license, lease or other agreement to the Intellectual Property as are necessary to permit them to conduct their respective operations as currently conducted, except where the failure to have such rights would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          Section 3.22 Opinion of Financial Advisor. The Company has received an opinion from Morgan Stanley & Co. Incorporated to the effect that the consideration to be received by the shareholders of the Company pursuant to the Offer and the Merger is fair to such shareholders from a financial point of view, a copy of which opinion will be delivered to Parent.

          Section 3.23 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.


                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

          Parent and the Purchaser represent and warrant to the Company as follows:

          Section 4.1 Organization. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries, taken as a whole. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on Parent and its Subsidiaries, taken as a whole.

          Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and the Purchaser and no other corporate proceedings on the part of Parent and the Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Parent and the Purchaser, as the case may be, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser, as the case may be, enforceable against them in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 4.3 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, the TBCA, the NJBCA, state securities or blue sky laws and, the laws of other states in which Parent or the Purchaser is qualified to do or is doing business and applicable state takeover laws, neither the execution, delivery or performance of this Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the transactions contemplated hereby nor compliance by Parent and the Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent and the Purchaser,

(ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on Parent and its Subsidiaries, taken as a whole), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (iii) and (iv) violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole.

          Section 4.4 Information in Proxy Statement; Schedule 14D-9. None of the information supplied by Parent or the Purchaser for inclusion or incorporation by reference in the Proxy Statement or the Schedule 14D-9 will, at the date mailed to shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 4.5 Financing. Parent has received (a) a commitment letter (the "Commitment Letter") from PNC Capital Markets, Inc. and PNC Bank, National Association (collectively, "PNC") indicating its willingness, upon the terms and subject to the conditions set forth therein, to lend to Parent up to $450,000,000 and (b) proposed commitment arrangements from Bear Stearns & Co. and Lehman Brothers Inc. with respect to certain bridge financing (the "Proposed Bridge Arrangements"). True and complete copies of the Commitment Letter and the Proposed Bridge Arrangements received to date in connection with financing the Offer and the Merger, payment of all fees and expenses in connection therewith and, if necessary as a result of the Offer and the Merger, refinancing the Senior Notes (collectively, the "Financing") have been delivered to the Company, and Parent shall promptly deliver to the Company true and complete copies of all final documentation relating to the Financing received by Parent after the date hereof. The aggregate proceeds of the Financing, if obtained, will be in an amount sufficient to acquire all the Shares in the Offer and the Merger, to pay all fees and expenses in connection therewith and, if necessary, to effect a refinancing of the Senior Notes.

          Section 4.6 Purchaser's Operations. The Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.


                                    ARTICLE V

                                    COVENANTS

          Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, or (ii) as agreed in writing by Parent, after the date hereof, and prior to the time the directors designated by Parent have been elected to, and shall constitute a majority of, the Board of Directors of the Company pursuant to Section 1.3 hereof (the "Appointment Date"):

               (a) the business of the Company and each of its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

               (b) the Company will not, directly or indirectly, (i) sell, transfer or pledge or agree to sell, transfer or pledge any Company Common Stock, Pre-ferred Stock or capital stock of any of its Subsidiaries beneficially owned by it, either directly or indirectly; or (ii) split, combine or reclassify the outstanding Company Common Stock or any outstanding capital stock of any of the Subsidiaries of the Company;

               (c) except for those actions contemplated in Section 1.2 hereof, neither the Company nor any of its Subsidiaries shall: (i) amend its articles of incorporation or by-laws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (iii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any of its Subsidiaries, other than shares of Company Common Stock reserved for issuance on the date hereof upon exercise of outstanding Rights pursuant to the Rights Agreement or issuances pursuant to the exercise of Options outstanding on the date hereof; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice, or incur or modify any material indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (v) redeem, purchase or otherwise acquire directly or indirectly more than 5,000 Shares of its capital stock;

               (d) neither the Company nor any of its Subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its executive officers or key employees or (A) adopt any new, or (B) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement; or (ii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries;

               (e) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

               (f) neither the Company nor any of its Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

               (g) neither the Company nor any of its Subsidiaries shall: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in accordance with past practice); or (iv) except for commitments or transactions not in excess of $500,000, enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets);

               (h) neither the Company nor any of its Subsidiaries shall change any of the accounting principles used by it unless required by GAAP;

               (i) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) in the ordinary course of business and consistent with past practice, properly reflected or reserved against in, the consolidated financial statements (or the notes thereto) as of and for the fiscal year ended March 31, 1998 of the Company and its consolidated Subsidiaries, (y) incurred since March 31, 1998 in the ordinary course of business and consistent with past practice or (z) which are legally required to be paid, discharged or satisfied (provided that if such claims, liabilities or obligations referred to in this clause (z) are legally required to be paid and are also not otherwise payable in accordance with clauses (x) or (y) above, the Company will notify Parent in writing if such claims, liabilities or obligations exceed, individually or in the aggregate, $500,000 in value, reasonably in advance of their payment). Notwithstanding the foregoing, the Company shall be entitled to pay on a timely basis all reasonable, documented fees and expenses related to this Agreement and the transactions contemplated hereby;

               (j) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

               (k) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time; and

               (l) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

          Section 5.2 Rights Agreement. Except for the amendments contemplated by Section 1.2(d) hereof or amendments approved in writing by Parent or the Purchaser, the Company will not, following the date hereof, amend the Rights Agreement in any manner. In addition the Company covenants and agrees that it will not redeem the Rights unless such redemption is consented to in writing by Parent prior to such redemption.

          Section 5.3 HSR Act. The Company and Parent shall take all reasonable actions necessary to file as soon as practicable following the date hereof notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

          Section 5.4 Access to Information. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours during the period prior to the Appointment Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and
(b) all other information concerning its business, properties and personnel as Parent may reasonably request. After the Appointment Date, the Company shall provide Parent and such persons as Parent shall designate with all such information, at such time, as Parent shall request. Unless otherwise required by law and until the Appointment Date, Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of the letter agreement, dated August 8, 1998 among the Company, Parent and the Purchaser (the "Confidentiality Agreement").

          Section 5.5 Consents and Approvals. Each of the Company, Parent and the Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and the Purchaser will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

          Section 5.6 Employee Benefits. Parent agrees that, effective as of the Effective Time and for a period of 18 months thereafter, the Surviving Corporation and its Subsidiaries shall provide benefits to their employees that are comparable with those provided by Parent to similarly situated employees of Parent or any of its Subsidiaries, taking into account all relevant factors, including, without limitation, the businesses in which the Surviving Corporation and its Subsidiaries are engaged. Parent further agrees that effective as of the Effective Time (i) all employer contributions made to the Company's 401(k) Plan shall be fully vested and (ii) all employees of the Surviving Corporation will be provided credit for pay and benefits purposes, by the Surviving Corporation, for all prior service with the Company (including, as applicable, service with any other entity which has merged into or has been acquired by the Company) substantially comparable in all material respects to the credit for service provided by the Company as of the date hereof; provided, however, that such crediting shall not apply for benefit accrual purposes under any defined benefit plan and shall not result in any duplication of benefits.

          Section 5.7 No Solicitation. Neither the Company nor any of its Subsidiaries or affiliates shall (and the Company shall use its best efforts to cause its and each of its Subsidiaries' officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any merger, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company (an "Acquisition Proposal"). The Company further agrees that it will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, the Company may, directly or indirectly, provide access and furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group if (w) such entity or group has submitted an unsolicited bona fide written proposal to the Board of Directors of the Company relating to any such transaction, (x) such proposal provides for the acquisition for cash and/or publicly traded securities of all of the outstanding Shares, (y) the Board of Directors of the Company determines in good faith, after consultation with its independent financial advisor, that such proposal is financially superior to the Offer and the Merger and fully financed or reasonably capable of being financed, and (z) the Board of Directors of the Company determines in good faith, after consultation with independent legal counsel, that the failure to provide such information or access or to engage in such discussions or negotiations would violate their fiduciary duties to the Company's shareholders under applicable law. A proposal meeting all of the criteria in the preceding sentence is referred to herein as a "Superior Proposal." Nothing contained in this Section
5.7 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's shareholders a position with respect to a tender offer by a third party pursuant to Rules l4d-9 and l4e-2(a) promulgated under the Exchange Act. The Company will immediately notify Parent of any Acquisition Proposal, or if an inquiry is made, will keep Parent fully apprised of all developments with respect to any Acquisition Proposal, will immediately provide to Parent copies of any written materials received by the Company in connection with any Acquisition Proposal, discussion, negotiation or inquiry and the identify of the party making any Acquisition

Proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party. Notwithstanding anything to the contrary contained in this Agreement, except in connection with the valid termination of this Agreement pursuant to Section 7.1(c)(i) hereof, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, or modify or change in a manner adverse to Parent or the Purchaser, or propose to withdraw, or propose to modify or change in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal.

          Section 5.8 Brokers or Finders. The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Morgan Stanley & Co., Inc., whose fees and expenses will be paid by the Company in accordance with the Company's agreements with such firm (a copy of which has been delivered by the Company to Parent prior to the date of this Agreement), and each of Parent and the Company agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

          Section 5.9 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Parent and the Purchaser agree to use best efforts to enter into the Financing pursuant to the Commitment Letter and on terms substantially similar to those contained in either of the Proposed Bridge Arrangements and to obtain the funding thereunder to the extent necessary to fund the Offer and the Merger. Parent and the Purchaser also agree to use their best efforts to maintain the ability to accept proposed bridge arrangements on terms substantially similar to those contained in either of the Proposed Bridge Arrangements. The Company agrees to cooperate with Parent and the Purchaser with respect to consummating such financing. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

          Section 5.10 Reserved.

          Section 5.11 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

          Section 5.12 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of
(i) the occurrence, or non-occurrence of any event the occurrence, or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 5.13 Directors' and Officers' Indemnification. For six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries (each an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation)) in connection with any claim, suit, action, proceeding or investigation that is, in whole or in part, based on or arising out of the fact that such person is or was a director, officer, employee or agent of the Company or its Subsidiaries and arising out of actions or omissions occurring at or prior to the Effective Time, to the fullest extent permitted under Texas law.

          Section 5.14 Disposition of Litigation. Each party agrees to cause a dismissal with prejudice immediately prior to the Appointment Date of Midland Acquisition Corp. v. Dawson Production Services, Inc. et al., Civil Action No. (W.D. Tex. Midland/Odessa), including any and all counterclaims asserted therein, with each party bearing its own costs and expenses in connection therewith. The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any shareholder of the Company relating to the Offer or this Agreement, without the prior written consent of Parent.

          Section 5.15 Consulting Agreements. The Company shall use its best efforts to cause Mr. Michael E. Little, Mr. Joseph B. Eustice and Mr. James J. Byerlotzer to enter into consulting agreements with Parent and the Purchaser on the terms set forth in the term sheets executed by Messrs. Little, Eustice and Byerlotzer on the date hereof.

                                   ARTICLE VI

                                   CONDITIONS

          Section 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

               (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of Company Common Stock, if required by applicable law and the Restated Articles of Incorporation, in order to consummate the Merger;

               (b) Statutes; Consents. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any foreign or domestic government or any governmental agency or authority of competent jurisdiction which prohibits the consummation of the Merger and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

               (c) Injunctions. There shall be no order or injunction of a foreign or United States federal or state court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger; and

               (d) Purchase of Shares in Offer. Parent, the Purchaser or their affiliates shall have purchased shares of Company Common Stock pursuant to the Offer.


                                   ARTICLE VII

                                   TERMINATION

          Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval thereof:

                    (a) By the mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

               (b) By either of the Board of Directors of the Company or the Board of Directors of Parent:

               (i) if shares of Company Common Stock shall not have been purchased pursuant to the Offer on or prior to [December 31, 1998]; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Purchaser to purchase shares of Company Common Stock pursuant to the Offer on or prior to such date; or

               (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

               (c) By the Board of Directors of the Company:

               (i) if, prior to the purchase of shares of Company Common
          Stock pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, this Agreement or the Merger in order to approve and permit the Company to execute a definitive agreement providing for a Superior Proposal; provided that (A) at least five (5) business days prior to terminating this Agreement pursuant to this Section 7.1(c)(i) the Company has provided Parent with written notice advising Parent that the Board of Directors of the

          Company has received a Superior Proposal that it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and (B) the Company shall have caused its financial and legal advisors to negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms; and further provided that simultaneously with any termination of this Agreement pursuant to this Section 7.1(c)(i), the Company shall pay to Parent the Termination Fee (as defined in Section 8.1(b) hereof); and further provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is in material breach of this Agreement; or

               (ii) if, prior to the purchase of shares of Company Common Stock pursuant to the Offer, Parent or the Purchaser breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect; or

               (iii) if Parent or the Purchaser shall have terminated the Offer, or the Offer shall have expired, without Parent or the Purchaser, as the case may be, purchasing any shares of Company Common Stock pursuant thereto; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iii) if the Company is in material breach of this Agreement; or

               (iv) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, the Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iv) if the Company is in material breach of this Agreement.

               (d) By the Board of Directors of Parent:

               (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, the Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or the Purchaser is in material breach of this Agreement; or

               (ii) if prior to the purchase of shares of Company Common Stock pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended an Acquisition Proposal or offer, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a tender offer or exchange offer for any shares of capital stock of the Company, or a merger, consolidation or other business combination with a person or entity other than Parent, the Purchaser or their affiliates (or the Board of Directors of the Company resolves to do any of the foregoing); provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(ii) if Parent or the Purchaser is in material breach of this Agreement; or

               (iii) if Parent or the Purchaser, as the case may be, shall have terminated the Offer, or the Offer shall have expired without Parent or the Purchaser, as the case may be, purchasing any shares of Company Common Stock thereunder, provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(iii) if it or the Purchaser has failed to purchase shares of Company Common Stock in the Offer in violation of the material terms thereof or hereof.

          Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in

Section 7.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Parent, the Purchaser or the Company except (A) for fraud or for intentional material breach of this Agreement and (B) as set forth in this Section 7.2 and Section 8.1.


                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.1 Fees and Expenses. (a) Except as contemplated by this Agreement, including Sections 8.1(b), 8.1(c) and 8.1(d) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

               (b) If (w) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) hereof, (x) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(d)(ii) hereof,
(y) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(b)(i) or Section 7.1 (c)(iii) or the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(b)(i) or
Section 7.1(d)(iii) and prior thereto there shall have been publicly announced another Acquisition Proposal or (z) the Board of Directors of Parent shall terminate this Agreement pursuant to Section 7.1(d)(i) or Section 7.1(d)(iii) hereof, in each case due to a material breach of this Agreement by the Company, then in any such case as described in clause (w), (x), (y) or (z) (each such case of termination being referred to as a "Trigger Event"), the Company shall pay to Parent (not later than one business day after such termination of this Agreement or, in the case of any termination by the Company pursuant to Section 7.1(c)(i) hereof, simultaneously with such termination) an amount equal to $10 million (the "Termination Fee").

               (c) Upon the termination of this Agreement due to the occurrence of a Trigger Event, the Company agrees that, in addition to the payment of the Termination Fee provided for in Section 8.1(b) hereof, it shall promptly reimburse Parent for all actual, documented and reasonable out-of-pocket expenses incurred, or to be incurred by Parent, the Purchaser and their affiliates (including the fees and expenses of legal counsel, accountants, financial advisors, other consultants, financial printers and financing sources) ("Expenses") in connection with the Offer, the Merger and the consummation of the transactions contemplated by this Agreement, in an amount not to exceed $5 million in the aggregate.

               (d) If the Company shall terminate this Agreement pursuant to
Section 7.1(c)(ii) hereof, and the Company is not in material breach of this Agreement at the time of such termination, or if the Purchaser fails to fund the purchase of Shares pursuant to the Offer as a result of its failure to secure the Financing pursuant to the Commitment Letter and/or the Proposed Bridge Arrangements, or otherwise secure the Financing, Parent shall pay to the Company (not later than one business day after such termination) an amount equal to the Termination Fee, together with an amount not to exceed $5 million as reimbursement to the Company for its actual, documented and reasonable out-of-pocket Expenses.

          Section 8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include approvals as contemplated in Section 1.3(b) hereof), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration.

          Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

          Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      if to Parent or the Purchaser, to:

                                    Key Energy Group, Inc.
                                    Two Tower Center, 20th Floor
                                    East Brunswick, New Jersey  08816
                                    Attention:  General Counsel
                                    Telephone No.:  (732) 247-4822
                                    Telecopy No.:  (732) 247-5148

                                    with a copy to:

                                    Michael P. Rogan, Esq.
                                    C. Kevin Barnette, Esq.
                                    Skadden, Arps, Slate, Meagher
                                      & Flom LLP
                                    1440 New York Avenue, N.W.
                                    Washington, D.C.  20005
                                    Telephone No.:  (202) 371-7000
                                    Telecopy No.:  (202) 393-5760

                                    and

                           (b)      if to the Company, to:

                                    Dawson Production Services, Inc.
                                    112 E. Pecan Street, Suite 1000
                                    San Antonio, Texas  78205
                                    Attention:  Mark Stark
                                    Telephone No.:  (210) 476-0420
                                    Telecopy No.:  (210) 354-1041

                                    with a copy to:

                                    Joseph A. Cialone, II, Esq.
                                    Baker & Botts, L.L.P.
                                    One Shell Plaza

                                    910 Louisiana
                                    Houston, Texas  77002
                                    Telephone No.:  (713) 229-1234
                                    Telecopy No.:  (713) 229-1522
                                    and:

                                    J. Rowland Cook, Esq.
                                    Jenkens & Gilchrist
                                    2200 One American Center
                                    600 Congress Avenue
                                    Austin, Texas  78701-3215
                                    Telephone No.:  (512) 499-3800
                                    Telecopy No.:  (512) 404-3520

          Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 11, 1998. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act.

          Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 8.7 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 5.6 and 5.13 hereof are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 8.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 8.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of law thereof.

          Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                                KEY ENERGY GROUP, INC.


                                                By:
                                                   ------------------------
                                                   Name:
                                                   Title:



                                                MIDLAND ACQUISITION CORP.


                                                By:
                                                   ------------------------
                                                   Name:
                                                   Title:


                                                DAWSON PRODUCTION SERVICES, INC.


                                                By:
                                                   ------------------------
                                                   Name:
                                                   Title:

                                                                         ANNEX A

                         CONDITIONS TO THE TENDER OFFER

          Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated, (ii) the Minimum Condition has not been satisfied, (iii) the Rights Agreement shall not have been amended in a manner which renders the Rights inoperative with respect to any acquisition of Shares by Parent or the Purchaser, (iv) Purchaser has not received funds under the Commitment Letter to enable the Purchaser to purchase all Shares outstanding pursuant to the Offer and the Merger or has not obtained a definitive financing commitment on terms substantially similar to those contained in either of the Proposed Bridge Arrangements or (v) at any time on or after August 11, 1998 and before the time of payment for any such Shares, any of the following events shall occur or shall be determined by the Purchaser to have occurred:

               (a) there shall have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or applicable to the Offer or the Merger by any domestic or foreign federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which directly or indirectly (l) prohibits, or imposes any material limitations on, Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or compels Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (2) prohibits, or makes illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (3) results in the delay in or restricts the ability of the Purchaser, or renders the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares, (4) imposes material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's shareholders, or (5) otherwise materially adversely affects the consolidated financial condition, businesses or results of operations of the Company and its Subsidiaries, taken as a whole;

               (b) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (3) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (4) any limitation (whether or not mandatory) by any foreign or United States governmental authority on the extension of credit by banks or other financial institutions, (5) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 20% measured from the close of business on August 11, 1998 or (6) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

               (c) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct as of the date of consummation of the Offer as though made on or as of such date, and the failure to be true and correct has or is reasonably likely to have a material adverse effect on the Company, except (i) for changes specifically permitted by the Merger Agreement and (ii) those representations and warranties that address matters only as of a particular date are true and correct as of such date, or the Company shall have breached or failed in any material respect to perform or comply with any obligation, agreement or covenant required by the Merger Agreement to be performed or complied with by it and such failure shall have or be reasonably likely to have a material adverse effect on the Company;

               (d) the Merger Agreement shall have been terminated in accordance with its terms;

               (e) (i) it shall have been publicly disclosed or Parent or the Purchaser shall have otherwise learned that any person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or its affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 14.9% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 14.9% of any class or series of capital stock of the Company (including the Shares); or
(ii) any person or group shall have entered into a definitive agreement or agreement in principle with the Company with respect to a merger, consolidation or other business combination with the Company; or

               (f) the Company's Board of Directors shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Merger Agreement, or the Merger, or recommended another proposal or offer, or shall have resolved to do any of the foregoing;

which in the sole judgment of Parent or the Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or the Purchaser giving rise to such condition) makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

          The foregoing conditions are for the sole benefit of the Purchaser and Parent and may be waived by Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                             Index of Defined Terms


Defined Term                                                                            Section No.
------------                                                                            -----------


Acquisition Proposal ...........................................................        5.7
Appointment Date................................................................        5.1
Articles of Merger..............................................................        1.5(a)
Benefit Plans...................................................................        3.9(a)
Certificate of Merger...........................................................        1.5
Certificates....................................................................        2.2(b)
Closing.........................................................................        1.6
Closing Date....................................................................        1.6
Code............................................................................        3.9(b)
Commitment Letter...............................................................        4.5
Company.........................................................................        Recitals
Company Common Stock............................................................        1.1(a)
Company SEC Documents...........................................................        3.5
Director Options................................................................        2.4(a)
Dissenting Shares...............................................................        2.3
Effective Time..................................................................        1.5
Employee Option.................................................................        2.4(a)
Environmental Claim.............................................................        3.12(b)(i)
Environmental Laws..............................................................        3.12(b)(ii)
Environmental Permits...........................................................        3.12(a)(ii)
Equipment.......................................................................        3.19
ERISA...........................................................................        3.9(a)
ERISA Affiliate.................................................................        3.9(a)
Exchange Act....................................................................        1.1(a)
Financing.......................................................................        4.5
GAAP............................................................................        3.5
Governmental Entity.............................................................        3.4
Hazardous Materials.............................................................        3.12(b)(iii)
HSR Act.........................................................................        3.4
Indemnified Party...............................................................        5.13
Intellectual Property...........................................................        3.21
Material Agreements.............................................................        3.4
Merger..........................................................................        1.4(a)
Merger Consideration............................................................        2.1(c)
Minimum Condition...............................................................        1.1(a)
1998 Financial Statements.......................................................        3.5
1998 Form 10-K..................................................................        3.5
NJBCA...........................................................................        1.4(a)
NLRB............................................................................        3.14
Offer...........................................................................        1.1(a)
Offer Documents.................................................................        1.1(b)
Offer Price.....................................................................        1.1(a)

Defined Term                                                                            Section No.
------------                                                                            -----------


Offer to Purchase...............................................................        1.1(a)
Option Plan.....................................................................        2.4(a)
Options.........................................................................        2.4(a)
Parent..........................................................................        Recitals
Paying Agent....................................................................        2.2(a)
PCBs............................................................................        3.12(b)(iii)
PNC.............................................................................        4.5
Preferred Stock.................................................................        3.2(a)
Proposed Bridge Arrangements....................................................        4.5
Proxy Statement.................................................................        1.8(a)(ii)
Purchaser.......................................................................        Recitals
Purchaser Common Stock..........................................................        2.1
Release.........................................................................        3.12(b)(iv)
Rights..........................................................................        1.1(a)
Rights Agreement................................................................        1.1(a)
Rights Amendment................................................................        1.2(d)
Schedule 14D-1..................................................................        1.1(b)
Schedule 14D-9..................................................................        1.2(b)
SEC.............................................................................        1.1(b)
Securities Act..................................................................        3.5
Senior Notes....................................................................        3.4
Series A Preferred Stock........................................................        3.2(a)
Service.........................................................................        3.9(h)
Shares..........................................................................        1.1(a)
Special Meeting.................................................................        1.8(a)(i)
Subsidiary......................................................................        3.1
Superior Proposal...............................................................        5.7
Surviving Corporation...........................................................        1.4(a)
Taxes...........................................................................        3.13(j)
Tax Return......................................................................        3.13(j)
TBCA............................................................................        1.2(a)
Termination Fee.................................................................        8.1(b)
Transactions....................................................................        1.2(a)
Trigger Event...................................................................        8.1(b)
Voting Debt.....................................................................        3.2(a)
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
ARTICLE I         THE OFFER AND MERGER..............................................................1

Section 1.1       The Offer.........................................................................1
Section 1.2       Company Actions...................................................................3
Section 1.3       Directors.........................................................................6
Section 1.4       The Merger........................................................................7
Section 1.5       Effective Time....................................................................8
Section 1.6       Closing...........................................................................9
Section 1.7       Directors and Officers of the Surviving Corporation...............................9
Section 1.8       Shareholders' Meeting.............................................................9
Section 1.9       Merger Without Meeting of Shareholders...........................................10

ARTICLE II        CONVERSION OF SECURITIES.........................................................11

Section 2.1       Conversion of Capital Stock......................................................11
Section 2.2       Exchange of Certificates.........................................................12
Section 2.3       Dissenting Shares................................................................13
Section 2.4       Company Option Plans.............................................................14

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................15

Section 3.1       Organization.....................................................................15
Section 3.2       Capitalization...................................................................16
Section 3.3       Authorization; Validity of Agreement; Company Action.............................17
Section 3.4       Consents and Approvals; No Violations............................................18
Section 3.5       SEC Reports and Financial Statements.............................................19
Section 3.6       Absence of Certain Changes or Events.............................................20
Section 3.7       No Undisclosed Liabilities.......................................................21
Section 3.8       Information in Proxy Statement...................................................21
Section 3.9       Employee Benefit Plans; ERISA....................................................22
Section 3.10      Litigation.......................................................................24
Section 3.11      Conduct of Business..............................................................24
Section 3.12      Environmental Protection.........................................................24
Section 3.13      Taxes............................................................................28
Section 3.14      Labor Relations..................................................................30
Section 3.15      Compliance with Laws.............................................................31
Section 3.16      Insurance........................................................................31
Section 3.17      Contracts........................................................................31
Section 3.18      Property.........................................................................31
Section 3.19      Equipment........................................................................32
Section 3.20      Permits..........................................................................32
Section 3.21      Intellectual Property............................................................32
Section 3.22      Opinion of Financial Advisor.....................................................33
Section 3.23      Vote Required....................................................................33

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER.......................33

Section 4.1       Organization.....................................................................33
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
Section 4.2       Authorization; Validity of Agreement; Necessary Action...........................34
Section 4.3       Consents and Approvals; No Violations............................................34
Section 4.4       Information in Proxy Statement...................................................35
Section 4.5       Financing........................................................................35
Section 4.6       Purchaser's Operations...........................................................36

ARTICLE V         COVENANTS........................................................................36

Section 5.1       Interim Operations of the Company................................................36
Section 5.2       Rights Agreement.................................................................39
Section 5.3       HSR Act..........................................................................39
Section 5.4       Access to Information............................................................40
Section 5.5       Consents and Approvals...........................................................40
Section 5.6       Employee Benefits................................................................41
Section 5.7       No Solicitation..................................................................41
Section 5.8       Brokers or Finders...............................................................43
Section 5.9       Additional Agreements............................................................43
Section 5.10      Reserved.........................................................................44
Section 5.11      Publicity........................................................................44
Section 5.12      Notification of Certain Matters..................................................44
Section 5.13      Directors' and Officers'  Indemnification........................................44
Section 5.14      Disposition of Litigation.  .....................................................45
Section 5.15      Consulting Agreements.  .........................................................45

ARTICLE VI        CONDITIONS.......................................................................46

Section 6.1       Conditions to Each Party's Obligation To Effect the Merger.......................46

ARTICLE VII       TERMINATION......................................................................46

Section 7.1       Termination......................................................................46
Section 7.2       Effect of Termination............................................................49

ARTICLE VIII      MISCELLANEOUS....................................................................50

Section 8.1       Fees and Expenses................................................................50
Section 8.2       Amendment and Modification.......................................................51
Section 8.3       Nonsurvival of Representations and Warranties....................................51
Section 8.4       Notices..........................................................................51
Section 8.5       Interpretation...................................................................53
Section 8.6       Counterparts.....................................................................53
Section 8.7       Entire Agreement; No Third Party Beneficiaries; Rights of Ownership..............53
Section 8.8       Severability.....................................................................54
Section 8.9       Governing Law....................................................................54
Section 8.10      Assignment.......................................................................54

CONDITIONS TO THE TENDER OFFER................................................................Annex A
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